Exhibit 99.2
Credit Suisse Insurance and Asset Management Conference November 2007

Jack Schiff, Jr., CPCU Chairman, Chief Executive Officer Kenneth W. Stecher Chief Financial Officer, Executive Vice President J.F. Scherer Senior Vice President - Sales & Marketing Marty Hollenbeck, CFA Vice President - Investments Heather Wietzel Vice President - Investor Relations Cincinnati Financial Corporation

NASDAQ: CINF Today's presentation contains forward-looking statements that involve risks and uncertainties. Please refer to our various filings with the Securities and Exchange Commission for factors that could cause results to materially differ from those discussed. The forward-looking information in this presentation has been publicly disclosed, most recently on November 5, 2007, and should be considered to be effective only as of that date. Its inclusion in this document is not intended to be an update or reaffirmation of the forward-looking information as of any later date. Reconciliations of non-GAAP and non-statutory data are available at www.cinfin.com.

Regional Property Casualty Insurer Market capitalization of $6.7 billion 22nd largest U.S. property casualty insurer based on written premium 18th largest publicly traded U.S. property casualty insurer based on revenues Market for 75% of agency's typical risks 1,084 agency relationships with 1,311 locations Well capitalized and highly rated rated rated rated rated rated rated rated rated rated rated rated rated rated rated

Healthy Nine-months 2007 on Lower Catastrophe Losses Operating Income Dividends Paid Net Income Alltel Sale Proceeds 1997* 1.49 0.5333 1.77 1998 1.16 0.5967 1.41 1999 1.52 0.6633 1.52 2000* 0.82 0.67 0.81 2001 1.17 0.74 1.07 2002 1.67 0.8 1.32 2003* 2.16 0.89 2.01 9 months 2002 1.25 1.11 0.655 9 months 2003 1.6 1.42 0.7225 Q1 2003 0.6 0.35 0.2225 Q1 2004 0.87 0.9 0.25 2004 2.93 1.02 3.28 LTM 3/31/05** 2.93 1.05 3.27 9mos 04 1.99 2.19 0.76 9mos 05 2.23 2.37 0.857 2005 3.17 1.162 3.4 1H 05 1.62 1.7 0.55 1H 06 1.47 1.56 0.64 9mos 05 2.23 2.37 0.857 9mos 06 2.13 2.22 0.975 2006 2.82 1.31 2.95 Q106 0.74 0.79 Q107 0.88 1.11 1H 06 1.47 0.64 1.56 1H 07 1.82 0.69 3.13 9mos 06 2.13 0.975 2.22 0.975 9mos 07 2.49 1.045 3.86

Distinguishing Cincinnati Cultivate relationships with independent agents Make decisions at the local level Achieve claims excellence Response to reported claims Approach to establishing reserves for not-yet-paid claims Invest for long-term total-return Cover insurance liabilities by purchasing fixed-maturity securities Use available cash to purchase equity securities

Cultivate Relationships with Independent Agents

Commercial Property Machinery and Equipment Commercial Casualty Specialty Packages Commercial Auto Workers' Compensation Surety and Executive Risk Homeowner Personal Auto Other Personal 0.16 0.01 0.26 0.04 0.14 0.12 0.03 0.09 0.12 0.03 Life Other 0.04 0.96 Commercial Lines 73% Property Casualty 23% Personal Lines 2006 Net Earned Premiums Consolidated $3.278 Billion Property Casualty $3.164 Billion Market for 75% of Agency's Typical Risks

Regional carrier with wide range of property casualty coverages Market for about 75% of agency's typical risks Agency centered, field focused 1,100+ field associates assigned to agencies Local agents place value on claims service, market stability, financial strength, access to executives Cincinnati is #1 or #2 carrier in approximately 75% of reporting agency locations served for more than five years Field services include loss control, premium audit, machinery and equipment Agency Success = Cincinnati Success

Selectively Appoint New Agencies New states offer additional potential Maintain franchise value Tap growth opportunities within established geographic markets 55 agency appointments in 2006, including 42 new agency relationships 55-60 appointments projected in 2007, including 33 new agency relationship in first nine months Initial appointments made in two new states - New Mexico and Washington

Excess and Surplus Lines Agency need, growth opportunity Traditionally several points more profitable than admitted/ standard business The Cincinnati Specialty Underwriters Insurance Company incorporated in Delaware Subsidiary of The Cincinnati Insurance Company To be funded with up to $200 million of capital CSU Producer Resources Inc. incorporated in Ohio Wholly owned brokerage subsidiary of Cincinnati Financial Corporation Provide agents a mechanism for direct placement of E&S business

Achieve Claims Excellence

Claims Philosophy Respond to reported claims 750 multi-line claims representatives Based in local communities Serving agencies, policyholders and claimants Headquarter claims supervisors averaging more than 25 years of experience

Property Casualty Statutory Reserves Objective: modestly redundant reserves 1998 1999 2000 2001 2002 2003 2004 2005 2006 High 1881 1967 2193 2267 2492 2906 3032 3153 3440 Low 1761 1844 2039 2428 2674 2696 2794 2921 3194 Actual 1840 1932 2182 2352 2608 2845 2977 3111 3356 In millions

Invest for Long-term Total Return

Investment Philosophy Cover current liabilities with fixed-income investments Allocate new cash flow to equity securities, considering: Insurance department regulations Rating agency commentary Common stock to statutory surplus ratio Parent-company investment assets to total assets ratio Equity investment offers potential for current income and capital appreciation

Portfolio Goals Income Achieved with interest and dividends Bond quality rising; municipals, agency paper Large, long-term positions in proven, dividend-paying companies Reinvest coupon payments Compounding Growth Long-term investment horizon Increases surplus Enhances book value and financial strength Primarily achieved with common and convertible securities

Book Value Market Value Taxable fixed maturities 3.394 3.405 Tax-exempt fixed maturities 2.511 2.534 Common equity Preferred equity Equity securities 3.006 7.225 Short-term investments 0 0 As of September 30, 2007, in billions Investment Portfolio Total-return focused

Property casualty surplus ratio of 0.7-to-1 vs. industry average 0.9-to-1 (12/31/06) Only 1.7% of property casualty groups rated A++ by A.M. Best Senior Debentures Property Casualty Life A.M. Best aa- A++ A+ Fitch A+ AA AA Moody's A2 Aa3 n/a S&P A AA- AA- Stability and Integrity

Long-term View

Enhancing Return to Shareholders Focus on total return - appreciation plus dividends plus share repurchase 49.4% five-year total return (2001-2006) 71.4% for industry peer group 35.0% for S&P 500 11.8% 10-year compound growth of paid dividends (1996-2006) 6.0% increase in 2007 indicated annual cash dividend rate 47th consecutive annual cash dividend increase

Record Repurchase Activity in 2007 $304 million returned to shareholders through purchase of 7.4 million shares Includes 4 million share ASR in October 2007 ASR funded with sale of 5.5 million shares of Fifth Third common stock holding Board expanded authorization to 13 million shares 2.6 million shares repurchased in 2006 ($120 million)

2007 Outlook Reflects Market Conditions Leverage agency relationships in competitive market Overall premiums expected to decline in line with year-to-date 1.3 percent decline Commercial lines - conservative view due to pricing trends Personal lines - improving second-half comparisons not able to overcome first-half decline Expectation for combined ratio at or below 94% Low catastrophe loss contribution offsetting higher loss ratio due to softer pricing and higher loss costs Savings from favorable development above 2% Underwriting expenses of approximately 31% Investment income growth at approximately 6.0%